Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MRC GLOBAL INC.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF FEBRUARY, A.D. 2012, AT 4:56 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-NINTH DAY OF FEBRUARY, A.D. 2012, AT 5 O’CLOCK P.M.

4254945 8100 120255593 You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 02-29-12

CERTIFICATE OF AMENDMENT

to the

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

MRC GLOBAL INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

MRC Global Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

(1)    The present name of the Corporation is MRC Global Inc.

(2)    The name under which the Corporation was originally incorporated was McJ Holding Corporation.

(3)    The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 20, 2006.

(4)    A Certificate of Amendment of the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 30, 2007.

(5)    A Certificate of Amendment of the original Certificate of Incorporation, changing the name of the Corporation from “McJ Holding Corporation” to “McJunkin Red Man Holding Corporation”, was filed with the Secretary of State of the State of Delaware on October 31, 2007.

(6)    An Amended and Restated Certificate of Incorporation, which amended and restated the original Certificate of Incorporation in its entirety, was filed with the Secretary of State of the State of Delaware on June 17, 2008 (the “First Restated Certificate of Incorporation”).

(7)    An Amended and Restated Certificate of Incorporation, which amended and restated the First Restated Certificate of Incorporation in its entirety, was filed with the Secretary of State of the State of Delaware on October 16, 2008 (the “Second Restated Certificate of Incorporation”).

(8)    A Certificate of Amendment of the Second Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 15, 2009.

(9)    A Certificate of Amendment of the Second Restated Certificate of Incorporation, changing the name of the Corporation from “McJunkin Red Man Holding Corporation” to “MRC Global Inc.”, was filed with the Secretary of State of the State of Delaware on January 10, 2012.

(10)  This Certificate of Amendment of the Second Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228 and 242 of the DGCL.

(11)  ARTICLE IV of the Second Restated Certificate of Incorporation is hereby amended by adding the following text at the end thereof:

Section 4.5 Reverse Stock Split. At the effective time of the Certificate of Amendment adding this section (the “Effective Time”), a two-for-one reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each two shares of Common Stock outstanding or held in treasury immediately prior to such time shall automatically and without any action on the part of the holders thereof be combined and reclassified into one fully-paid and non-assessable share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued upon the Reverse Stock Split. In lieu of any fractional shares of Common Stock to which the stockholder would otherwise be entitled upon the Reverse Stock Split, the Corporation shall pay to such stockholder cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors. All certificates representing shares of Common Stock outstanding immediately prior to the Effective Time shall immediately after the Effective Time represent the number of shares of Common Stock as provided above. Notwithstanding the foregoing, any holder of Common Stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the Corporation, and upon such surrender, the Corporation will issue a certificate for the correct number of shares of Common Stock to which the holder is entitled under the provisions of this Amended and Restated Certificate of Incorporation.

(11)  Section 4.1 of ARTICLE IV of the Second Restated Certificate of Incorporation is hereby amended by replacing the first sentence thereof with the following text:

The total number of shares of all classes of stock that the Corporation is authorized to issue is 550,000,000 shares, consisting of (i) 400,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and (ii) 150,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

(12)  This Certificate of Amendment, and the amendments to the Second Restated Certificate of Incorporation effected thereby, shall be effective at 5:00 PM Eastern Time on February 29, 2012.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed this 29th day of February, 2012.

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
	Name:	Daniel J. Churay
	Title:	Executive Vice President, General Counsel and Corporate Secretary